Exhibit 99.6

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except share amounts)

(Unaudited)

As of March 31, 2006
Admitted Assets
Investments:
Bonds	$5,208.0
Preferred stocks	2.1
Mortgage loans	1,072.1
Real estate	3.4
Policy loans	161.5
Cash and short-term investments	404.4
Other invested assets	66.5
Receivable for securities	5.2

Total cash and invested assets	6,923.2
Reinsurance ceded	17.4
Deferred income taxes	39.1
Guaranty association assessments	4.3
Premiums and accounts receivable	10.5
Investment income due and accrued	66.5
Receivable from parent, subsidiaries, and affiliates	40.9
Receivable for unredeemed mortality and expense fees	3.4
Separate account assets	9,710.2
Other assets	2.3

Total admitted assets	$16,817.8

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$5,182.2
Aggregate reserves - accident and health policies	19.0
Liability for deposit-type contracts	250.3
Liability for policy and contract claims	63.2
Premiums and annuity considerations received in advance	0.4
Interest maintenance reserve	68.4
Commissions payable	0.4
General expenses due and accrued	18.7
Transfers from separate accounts due and accrued	(125.4)
Taxes, licenses and fees due and accrued	1.8
Amount withheld or retained by company as agent or trustee	6.0
Remittances and items not allocated	15.5
Asset valuation reserve	63.1
Payable to parent, subsidiary and affiliates	8.8
Funds held under coinsurance	901.0
Payable for securities	97.2
Other liabilities	52.1
Separate account liabilities	9,688.7

Total liabilities	16,311.4

Capital and surplus:
Common stock, Class A ($1,000 par value. Authorized 50,000 shares; issued and outstanding 25,651 shares)	25.7
Preferred stock ($1,000 par value, $1,000 redemption and liquidation value. Authorized 200,000 shares; issued and outstanding 120,000 shares)	120.0
Paid-in surplus	189.5
Unassigned surplus	171.2

Total capital and surplus	506.4

Total liabilities and capital and surplus	$16,817.8

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company as of and for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Three months ended March 31,
	2006	2005
Revenues:
Premiums and annuity considerations	$481.5	$317.3
Considerations for supplementary contracts with life contingencies	1.2	1.1
Investment income	88.3	101.2
Amortization of interest maintenance reserve	5.2	6.8
Separate accounts net gain from operations	0.2	(2.3)
Commission and expense allowances on reinsurance ceded	20.3	16.5
Income from fees associated with investment management, administration, and contract guarantees from separate accounts	7.3	7.8
Other	(0.3)	(0.2)

Total revenues	603.7	448.2

Benefits:
Death benefits	35.9	40.7
Annuity benefits	15.8	11.4
Disability benefits and benefits under accident and health policies	16.9	15.2
Surrender benefits and other fund withdrawals	301.4	402.5
Interest and adjustments on policy or deposit-type contract funds	2.1	1.3
Payments on supplementary contracts with life contingencies	1.0	1.0
Decrease in aggregate reserves - life and accident and health	(200.2)	(283.7)

Total benefits	172.9	188.4

Expenses:
Commissions	31.5	27.3
General insurance expenses	26.4	14.6
Insurance taxes, licenses and fees	2.4	2.2
Net transfer to separate accounts	345.4	183.0
Other expenses	(0.4)	(0.3)

Total expenses	405.3	226.8

Total benefits and expenses	578.2	415.2

Income before federal income taxes and realized capital gains (losses)	25.5	33.0
Federal income tax provision (benefit)	(2.1)	6.2

Income before realized capital gains (losses)	27.6	26.8
Realized capital gains (losses), net	3.1	(0.4)

Net income	$30.7	$26.4

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company as of and for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$25.7	$120.0	$189.5	$482.3	$817.5
Net income	—	—	—	26.4	26.4
Change in net unrealized capital gains (losses)	—	—	—	1.1	1.1
Change in net deferred income tax	—	—	—	(4.1)	(4.1)
Change in nonadmitted assets	—	—	—	3.7	3.7
Change in asset valuation reserve	—	—	—	5.0	5.0
Change in surplus as a result of reinsurance	—	—	—	(8.8)	(8.8)

Balances as of March 31, 2005	$25.7	$120.0	$189.5	$505.6	$840.8

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$25.7	$120.0	$189.5	$140.8	$476.0
Net income	—	—	—	30.7	30.7
Change in net unrealized capital gains (losses)	—	—	—	2.5	2.5
Change in net deferred income tax	—	—	—	(12.7)	(12.7)
Change in nonadmitted assets	—	—	—	18.1	18.1
Change in surplus in separate account statement	—	—	—	2.0	2.0
Change in asset valuation reserve	—	—	—	2.2	2.2
Change in surplus as a result of reinsurance	—	—	—	(12.4)	(12.4)

Balances as of March 31, 2006	$25.7	$120.0	$189.5	$171.2	$506.4

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company as of and for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

(Dollar amounts in millions)

(Unaudited)

	Three months ended March 31,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$481.6	$318.2
Net investment income	83.9	100.5
Miscellaneous income	13.8	15.3

Total	579.3	434.0

Benefit and loss related payments	369.9	462.2
Net transfers to separate, segregated accounts, and protected cell accounts	365.5	198.8
Commissions, expenses paid, and aggregate write-ins for deductions	63.2	39.6
Federal and foreign income taxes paid, net tax on capital gains	5.2	—

Total	803.8	700.6

Net cash applied to operations	(224.5)	(266.6)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	446.4	643.7
Stocks	1.5	—
Mortgage loans	24.3	32.0
Other invested assets	0.5	3.3
Miscellaneous proceeds	96.0	—

Total investment proceeds	568.7	679.0

Cost of investments acquired (long-term only):
Bonds	731.1	126.6
Mortgage loans	95.2	9.0
Miscellaneous applications	0.4	275.0

Total investment acquired	826.7	410.6
Net change in policy loans and premium notes	3.2	1.6

Net cash provided by (applied to) investments	(261.2)	266.8

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds	—	(10.7)
Net deposits on deposit-type contracts and other insurance liabilities	694.9	(3.2)
Other cash applied	(105.9)	41.2

Net cash provided by financing and miscellaneous sources	589.0	27.3

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	103.3	27.5
Cash and short-term investments at beginning of period	301.1	35.0

Cash and short-term investments at end of period	$404.4	$62.5

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company as of and for the years ended December 31, 2005 and 2004.